UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2022

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 4, 2022, Ra Medical Systems, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”), pursuant to which the Company issued and sold, in a firm commitment underwritten public offering by the Company (the “Public Offering”), (i) 9,535,000 units, priced at a public offering price of $0.50 per unit, with each unit consisting of one share of common stock, one warrant to purchase one share of common stock at an exercise price of $0.50 per share that expires on the first anniversary of the date of issuance (a “Series A Warrant”) and one warrant to purchase one share of common stock at an exercise price of $0.50 per share that expires on the seventh anniversary of the date of issuance (a “Series B Warrant”) and (ii) 14,467,893 pre-funded units, priced at a public offering price of $0.4999 per unit, with each unit consisting of one pre-funded warrant to purchase one share of common stock at an exercise price of $0.0001 per share that expires on the twentieth anniversary of the date of issuance (a “Pre-Funded Warrant” and together with the Series A Warrants and Series B Warrants, the “Warrants”), one Series A Warrant and one Series B Warrant.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option (the “Overallotment Option”) to purchase up to (i) 3,600,000 additional shares of common stock, (ii) 3,600,000 additional Series A Warrants and/or (ii) 3,600,000 additional Series B Warrants, solely to cover over-allotments. The Underwriters partially exercised the Overallotment Option on February 7, 2022 to purchase 3,600,000 Series A Warrants and 3,600,000 Series B Warrants.

The units were not certificated and the shares of common stock, the Series A Warrants and the Series B Warrants comprising such units were immediately separable and were issued separately in the Public Offering. The pre-funded units were not certificated and the Warrants comprising such units were immediately separable and were issued separately in the Public Offering. The securities were offered by the Company pursuant to the Registration Statement on Form S-1 (File No. 333-262195), which was initially filed with the Securities and Exchange Commission (the “Commission”) on January 14, 2022, amended on January 26, 2022, January 31, 2022 and February 3, 2022 and declared effective by the Commission on February 3, 2022 (the “Registration Statement”).

On February 8, 2022, the Public Offering closed, and the Company issued and sold (i) 9,535,000 shares of common stock, (ii) 27,602,893 Series A Warrants (which includes 3,600,000 Series A Warrants sold pursuant to the exercise of the Overallotment Option), (iii) 27,602,893 Series B Warrants (which includes 3,600,000 Series B Warrants sold pursuant to the Overallotment Option), and (iv) Pre-Funded Warrants to purchase 14,467,893 shares of common stock, pursuant to the Registration Statement and the Underwriting Agreement. The net proceeds to the Company, after deducting the underwriting discount and commissions and estimated offering expenses payable by the Company, were approximately $11.0 million.

Each Series A Warrant is exercisable at a price per share of common stock of $0.50, each Series B Warrant is exercisable at a price per share of common stock of $0.50 and each Pre-Funded Warrant is exercisable at a price per share of common stock of $0.0001.  Each Warrant is immediately exercisable. The exercise prices of the Warrants are subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any Warrants, 9.99%) of the shares of common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into lock-up agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Underwriting Agreement.

On February 8, 2022, the Company entered into a warrant agency agreement with the Company’s transfer agent, American Stock Transfer & Trust Company LLC, who will also act as the warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Public Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the Underwriting Agreement, the Warrants and the Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the parties.

Item 8.01 Other Events.

On February 4, 2022, the Company issued a press release announcing that it had priced the Public Offering, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On February 8, 2022, the Company issued a press release announcing the closing of the Public Offering and the partial exercise of the Overallotment Option, a copy of which is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

At the close of business on the closing date of the Public Offering, the Company had 26,325,384 shares of common stock issued and outstanding, including 9,779,456 shares of common stock that were issued on the closing date of the Public Offering upon the exercise of Pre-Funded Warrants.

Information contained on or accessible through any website reference in the press releases is not part of, or incorporated by reference in, this Current Report, and the inclusion of such website addresses in this Current Report by incorporation by reference of the press releases is as inactive textual references only.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of February 4, 2022, by and between Ra Medical Systems, Inc. and Ladenburg Thalmann & Co. Inc., as Representative of the Underwriters

4.1	Form of Series A Warrant (incorporated by reference to Exhibit 4.8 of Company’s Amendment No. 3 to the Registration Statement on Form S-1 filed on February 3, 2022 (File No. 333-262195))

4.2	Form of Series B Warrant (incorporated by reference to Exhibit 4.9 of Company’s Amendment No. 3 to the Registration Statement on Form S-1 filed on February 3, 2022 (File No. 333-262195))

4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.10 of Company’s Amendment No. 3 to the Registration Statement on Form S-1 filed on February 3, 2022 (File No. 333-262195))

4.4	Warrant Agency Agreement dated February 8, 2022, by and between Ra Medical Systems, Inc. and American Stock Transfer & Trust Company LLC

99.1	Press release dated February 4, 2022

99.2	Press release dated February 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: February 8, 2022	By:	/s/ Andrew Jackson
Andrew Jackson
Chief Financial Officer
(Principal Financial and Accounting Officer)